Exhibit 99.1
MOTOROLA TO EXPAND ENTERPRISE CAPABILITIES
THROUGH ACQUISITION OF SYMBOL TECHNOLOGIES
Transaction Will Enhance Motorola’s Technology Leadership and
Advance the Company’s Vision of Seamless Mobility
Symbol will be the Core of Motorola’s Enterprise Mobility Business
SCHAUMBURG, Ill. and HOLTSVILLE, NY — 19 September 2006 — Motorola, Inc. (NYSE: MOT) and Symbol Technologies, Inc. (NYSE: SBL) announced today that the two companies have signed a definitive merger agreement, under which Motorola has agreed to acquire all of the outstanding shares of Symbol for $15 per share in cash. The transaction has a total equity value of approximately $3.9 billion on a fully-diluted basis. As of June 30, 2006, Symbol had approximately $200 million of net cash.
Symbol is a leader in designing, developing, manufacturing and servicing products and systems used in end-to-end enterprise mobility solutions featuring rugged mobile computing, advanced data capture, radio frequency identification (RFID), wireless infrastructure and mobility management. The company’s products and services help customers increase workforce productivity, improve customer service and enhance operational efficiencies by delivering information in real-time, as people, information and assets are on-the-move. Symbol is recognized as an industry leader in technology innovation, with a world-class product portfolio and valuable intellectual property. In addition, Symbol has a strong partner network and possesses deep domain knowledge and expertise in key verticals including retail, travel and transportation, manufacturing, wholesale distribution and healthcare.
“Everything is going digital, and everything digital is going mobile — this is especially evident in the way businesses are run today. Motorola and Symbol share the same vision of a digital, mobile world for enterprises that matches the world people enjoy at home and at play,” said Motorola Chairman and CEO, Ed Zander. “This transaction significantly advances Motorola’s enterprise mobility strategy and is consistent with our focus on building on our already strong intellectual property portfolio and extending Motorola’s seamless mobility leadership. We are confident that this transaction will create significant value for stockholders by establishing a strong presence for Motorola in attractive adjacencies with enormous potential for sustained growth.”

“We believe this is an outstanding transaction for our stockholders, associates, customers and partners,” said Sal Iannuzzi, President and CEO of Symbol Technologies. “Motorola is at the forefront of mobile communications and enterprise solutions technology, making it the ideal partner for Symbol. This combination meets our goal of delivering value to our stockholders while creating exciting future growth opportunities for Symbol’s associates and partners, and enhanced products and services for our customers. We look forward to working with the Motorola team to ensure a rapid and seamless transition.”
“Motorola and Symbol share a common vision of providing enterprise mobility solutions. Symbol’s world-class product platform complements Motorola’s vision of seamless mobility and will be the core of Motorola’s enterprise group,” said Greg Brown, president of Motorola’s Networks and Enterprise business. “By combining our adjacent assets, expertise, customer and supplier bases and industry-leading products, we will together be a leading player in enterprise mobility. We can also deliver significant value to both our customers and stockholders.”
The acquisition of Symbol complements Motorola’s vision to deliver seamless mobility solutions to the globe. Motorola’s Networks and Enterprise business has more than 65 years of experience in meeting the mission-critical requirements of public safety, government and enterprise customers worldwide. This acquisition strengthens Motorola’s breadth of product solutions and introduces an extensive array of experienced channel partners to provide our seamless mobility experience to the enterprise.
Upon completion of the transaction, Symbol will become a wholly owned subsidiary of Motorola and will be the cornerstone of Motorola’s Networks and Enterprise business. Motorola intends to maintain Symbol’s Holtsville, N.Y. headquarters, which will be the core of Motorola’s global enterprise mobility business and serve as a center of excellence.
The transaction is expected to be accretive to Motorola’s earnings per share in the first year following closing, excluding certain non-cash charges relating to amortization associated with acquired intangibles and other one-time accounting and transaction-related costs. The acquisition is subject to customary regulatory approval and the approval of Symbol’s stockholders, and is expected to be completed in late 2006 or early 2007.
The acquisition of Symbol will not affect the pace of Motorola’s share repurchase activity.

Conference Call and Webcast Information
Motorola and Symbol will host a joint conference call at 8:30 a.m. Eastern Time on Tuesday, September 19, 2006. To participate in the conference call, please dial 888-802-8574 (U.S.) or 973-628-6885 (international), reference conference ID number 7887522. There will also be a live Webcast of the conference call on both companies’ Web sites at www.motorola.com and www.symbol.com. The Webcast will be archived on both companies’ Web sites through October 2, 2006.
About Symbol Technologies
Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol Technologies enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs. Symbol Technologies enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of Seamless Mobility, the people of Motorola are committed to helping you get and stay connected simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $35.3 billion in 2005. For more information about our company, our people and our innovations, please visit http://www.Motorola.com.
Forward-Looking Statements
Certain statements contained in this press release, including the expected timetable for completing the proposed transaction between Motorola and Symbol Technologies, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding Motorola’s or Symbol Technologies’ future expectations, beliefs, goals or prospects, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent managements’ current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to consummate the transaction; (ii) the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (iii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (iv) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (v) Motorola’s ability to successfully integrate Symbol Technologies’ operations into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (vi) revenues following the transaction may be lower than expected; (vii) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; (viii) the retention of certain key employees at Symbol Technologies; (ix) the inability to protect either party’s intellectual property rights may weaken its competitive position; (x) certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party’s products; (xi) third parties may claim that either party’s products infringe their intellectual property rights; and (xii) the other factors described in Motorola’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC, and Symbol Technologies’ Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC. Motorola and Symbol Technologies assume no obligation to update or revise any forward-looking statement in this press release, and such forward-looking statements speak only as of the date hereof.
Additional Information and Where to Find It
In connection with the proposed acquisition and required stockholder approval, Symbol Technologies will file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Symbol Technologies. SYMBOL TECHNOLOGIES’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND SYMBOL TECHNOLOGIES. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Symbol Technologies with the SEC by going to Symbol Technologies’ Investor Relations page on its corporate web site at www.symbol.com.
Symbol Technologies and its officers and directors may be deemed to be participants in the solicitation of proxies from Symbol Technologies’ stockholders with respect to the proposed acquisition. Information about Symbol Technologies’ executive officers and directors and their ownership of Symbol Technologies common stock is set forth in the proxy statement for Symbol Technologies’ 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Symbol Technologies and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.
In addition, Motorola and its officers and directors may be deemed to have participated in the solicitation of proxies from Symbol Technologies’ stockholders in favor of the approval of the proposed acquisition. Information concerning Motorola’s directors and executive officers is set forth in Motorola’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Motorola’s Investor Relations page on its corporate web site at www.motorola.com.
# # #
Media Contacts:
Jennifer Weyrauch-Erickson
Motorola
+1-847-435-5320
Jennifer.weyrauch@motorola.com

Patricia Hall
Symbol Technologies
+1-631-738-5636
Patricia.hall@symbol.com